Exhibit 99.1

The Digital Engagement Company

Bridgeline Announces Earnings for Fourth Quarter of Fiscal 2019

Growth in license revenue and customer renewals paves path to profits in 2020.

Burlington, Mass., December 27, 2019 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fiscal fourth quarter ended September 30, 2019.

“This year Bridgeline nearly tripled its customer base, added two product lines, and is now driving quarter over quarter growth in SaaS revenue which paves our path to profits in 2020,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Customer sentiment is strong with significant renewals across all product lines including multi-year renewals that substantially add to our revenue backlog. Bridgeline is driving new business through its Salesforce.com partnership, cross sales and account expansion within our expanded customer base, and new opportunities from our new product lines including the Artificial Intelligence capabilities in our Celebros Search product.”

Fourth Quarter Summary:

●	Total revenue for the quarter ended September 30, 2019 was $2.7 million, compared to $2.8 million for the same period last year.

●	Recurring revenue increased 16% to $1.7 million for the quarter ended September 30, 2019, from $1.4 million for the same period in 2018.

●	SaaS revenue increased 20% to $1.4 million for the quarter ended September 30, 2019, from $1.1 million for the same period last year.

●	Hosting revenue increased 20% to $0.3 million or 9% of total revenue for the quarter ended September 30, 2019, from $0.2 million or 7% of total revenue for the same quarter last year.

●	Services revenue was $1.0 million or 38% of total revenue for the quarter ended September 30, 2019, compared to $1.4 million or 48% of total revenue for the same period last year.

●

Operating expenses increased 35% or $0.8 million to $3.1 million for the quarter ended September 30, 2019 from $2.3 million for the same quarter last year. Included within the fourth quarter 2019 results are the increased costs associated with additional headcount from the two acquisitions and a goodwill impairment charge of $0.2 million for the same period ended 2018.

●

Net income for the quarter ended September 30, 2019 was $0.6 million, compared to a net loss of $1.0 million for the same quarter last year. Included within the $0.6 million of net income for the three months ended September 30, 2019 was a non-cash gain of $2.2 million attributable to the change in fair value of certain derivative warrant liabilities.

Year to Date Summary:

●	Total revenue was $10.0 million for the fiscal year ended September 30, 2019, compared to $13.6 million for the fiscal period ended September 30, 2018.

●	Recurring revenue was $5.7 million or 57% of total revenue for the fiscal year ended September 30, 2019, compared to $6.6 million or 48% for the same period last year.

●	SaaS revenue was $4.3 million or 43% of total revenue for the fiscal year ended September 30, 2019, compared to $5.1 million or 37% for the same period last year.

●	Hosting revenue was consistent at $1.0 million or 10% of total revenue for the fiscal year ended September 30, 2019, compared to 8% of total revenue for the same period last year.

●	Services revenue was $4.1 million or 41% of total revenue for the fiscal year ended September 30, 2019, compared to $6.9 million or 51% of total revenue for the same period last year.

●

Operating expenses are $15.7 million as compared to $13.8 million for the same period last year. Included within these amounts are restructuring and acquisition-related costs of $1.1 million and $0.2 million and goodwill impairment charges of $3.7 million and $4.9 million for the fiscal year ended September 30, 2019 and 2018, respectively.

●

Net loss applicable to common shareholders was $9.8 million for the fiscal year ended September 30, 2019, compared to $7.5 million for the same period last year. Reflected in net results for the fiscal years ended September 30, 2019 and 2018 is a non-cash net adjustment to other income of $2.1 million and $0.2 million attributable to the change in fair value of certain derivative warrant liabilities and warrant expense, interest expense, net of $0.3 million and $0.2 million, dividends on preferred stock of $0.3 million and $0.3 million and a non-cash charge to amortization of debt discount of $0.2 million and $0.1 million, respectively.

Financial Results

Fourth Quarter

Revenue for the period ended September 30, 2019 was $2.7 million, compared to $2.8 million for the same period last year. Recurring revenue generated increased 16% to $1.7 million for the period ended September 30, 2019 from $1.4 million for the same period last year. SaaS revenue, which represents 81% of total recurring revenue increased 19% to $1.4 million for the quarter ended September 30, 2019, compared to $1.1 million for the same period last year. Hosting revenue increased 20% to $0.3 million or 9% of total revenue for the quarter ended September 30, 2019, from $0.2 million or 7% of total revenue for the same period last year. Services revenue was $1.0 million or 38% of total revenue for the three months ended September 30, 2019, compared to $1.4 million or 48% of total revenue for the same period last year.

Operating expenses increased 35% to $3.1 million from $2.3 million for the quarter ended September 30, 2019 and 2018. Included within these amounts are the increased costs associated with additional headcount from the two acquisitions and goodwill impairment charges of $0.2 million for the applicable quarters ended September 30, 2019 and 2018. Loss from operations for the periods ended September 30, 2019 and 2018 were $1.5 million and $0.9 million, respectively.

Net income applicable to common shareholders for the quarter ended September 30, 2019 is $0.6 million, inclusive of a non-cash gain to other income attributable to the change in fair value of certain derivative warrant liabilities of $2.2 million, compared to a net loss of $1.0 million for the quarter ended September 30, 2018.

Adjusted EBITDA loss for the quarter ended September 30, 2019 is $1.2 million, compared to $0.4 million for the same period in 2018.

Year to Date

Revenue for the fiscal year ended September 30, 2019 was $10.0 million, compared to $13.6 million for the same period last year. Recurring revenue was $5.7 million for the fiscal period ended September 30, 2019, compared to $6.6 million for the same period last year. SaaS revenue, which represents 75% of total recurring revenue was $4.3 million for the fiscal year ended September 30, 2019, compared to $5.1 million for the same period last year. Hosting revenue was consistent at $1.0 million or 10% of total revenue for the fiscal year ended September 30, 2019, compared to 8% of total revenue for the same period last year. Services revenue was $4.1 million or 41% of total revenue for the fiscal year ended September 30, 2019, compared to $6.9 million or 51% of total revenue in 2018.

Operating expenses, excluding restructuring and acquisition-related costs of $1.1 million and a goodwill impairment charge of $3.7 million, were $10.9 million for the fiscal year ended September 30, 2019. For the same period in 2018, operating expenses, excluding restructuring and acquisition-related costs of $0.2 million and a goodwill impairment charge of $4.8 million, were $8.8 million. Loss from operations, were $11.1 million and $7.0 million for the fiscal year ended September 30, 2019 and 2018, respectively.

Net loss applicable to common shareholders, inclusive of a non-cash adjustment to other income (expense) attributable to the net change in fair value of certain derivative warrant liabilities is $9.8 million for the fiscal year ended September 30, 2019, compared to $7.5 million for the same period in 2018.

Adjusted EBITDA loss for the fiscal year ended September 30, 2019 is $5.4 million, compared to $1.0 million for the same period in 2018.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, non-cash stock-based compensation, goodwill impairment charges, restructuring and acquisition-related costs, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation charges, goodwill impairment charges, restructuring and acquisition-related costs, changes in fair value of derivative liabilities and warrant expense, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience from websites and intranets to online stores and campaigns. Bridgeline’s Unbound platform is a Digital Experience Platform that deeply integrates Web Content Management, eCommerce, Marketing Automation, Site Search, Authenticated Portals, Social Media Management, Translation and Web Analytics to help the goal of assisting marketers to help organizations deliver digital experiences that attract, engage, nurture and convert their customers across all channels and streamline business operations. Headquartered in Burlington, Mass., Bridgeline has customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Company Contact

Bridgeline Digital, Inc.

Mark G. Downey

Chief Financial Officer

(631) 203-6820

mdowney@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30		September 30
	2019	2018	2019	2018
Revenue:
Digital engagement services	$1,015	$1,355	$4,117	$6,914
Subscription and perpetual licenses	1,426	1,242	4,837	5,609
Managed service hosting	247	206	998	1,045
Total revenue	2,688	2,803	9,952	13,568

Cost of revenue:
Digital engagement services	584	807	2,591	4,473
Subscription and perpetual licenses	476	508	2,486	2,011
Managed service hosting	61	51	283	264
Total cost of revenue	1,121	1,366	5,360	6,748
Gross profit	1,567	1,437	4,592	6,820
Gross margin %	58%	51%	46%	50%

Operating expenses:
Sales and marketing	1,305	906	4,824	3,951
General and administrative	841	696	3,246	2,852
Research and development	686	383	2,185	1,604
Depreciation and amortization	259	51	620	356
Goodwill impairment charge	-	244	3,732	4,859
Restructuring and acquisition-related	-	-	1,053	187
Total operating expenses	3,091	2,280	15,660	13,809
Loss from operations	(1,524)	(843)	(11,068)	(6,989)
Interest income (expense), net	1	(66)	(304)	(265)
Amortization of debt discount	-	(47)	(231)	(129)
Other income (expense), net	2,212	(5)	2,133	161
Income/(loss) before income taxes	689	(961)	(9,470)	(7,222)
Provision for income taxes	(3)	(14)	4	(3)
Net income/(loss)	$692	$(947)	$(9,474)	$(7,219)
Dividends on convertible preferred stock	(73)	(79)	(315)	(310)
Net income/(loss) applicable to common shareholders	$619	$(1,026)	$(9,789)	$(7,529)
Net income/(loss) per share attributable to common shareholders:
Basic net income/(loss) per share	$0.22	$(12.09)	$(8.16)	$(89.05)
Diluted net income/(loss) per share	$0.18	$(12.09)	$(8.16)	$(89.05)
Number of weighted average shares outstanding:
Basic	2,795,604	84,825	1,199,322	84,549
Diluted	2,915,438	84,825	1,199,322	84,549

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	September 30	September 30
	2019	2018
ASSETS

Current Assets:
Cash and cash equivalents	$296	$644
Accounts receivable, net	979	1,721
Prepaid expenses	351	452
Other current assets	49	21
Total current assets	1,675	2,838
Property and equipment, net	299	80
Intangible assets, net	3,509	20
Goodwill	5,557	7,782
Other assets	115	280
Total assets	$11,155	$11,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$1,740	$1,577
Accrued liabilities	835	580
Debt, current	-	1,017
Deferred revenue	1,262	594
Total current liabilities	3,837	3,768
Debt, net of current portion	-	2,574
Warrant liabilities	3,514	180
Other long-term liabilities	8	54
Total liabilities	7,359	6,576

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred Stock:
11,000 shares authorized; 441 shares issued and outstanding at September 30, 2019	-	-
Series A Convertible Preferred Stock:
264,000 and 262,310 at September 30, 2019 and 264,000 and 262,364 at September 30, 2018 issued and outstanding (liquidation preference $2,623 at September 30, 2019)	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 2,798,475 at September 30, 2019 and 84,005 at September 30, 2018, issued and outstanding	3	-
Additional paid-in-capital	75,620	66,553
Accumulated deficit	(71,489)	(61,778)
Accumulated other comprehensive loss	(338)	(351)
Total stockholders' equity	3,796	4,424
Total liabilities and stockholders' equity	$11,155	$11,000

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30		September 30
	2019	2018	2019	2018
Reconciliation of GAAP net income/(loss) to non-GAAP adjusted net income/(loss):
GAAP net income/(loss)	$619	$(1,026)	$(9,789)	$(7,529)
Amortization of intangible assets	240	30	544	242
Stock-based compensation	74	120	249	492
Goodwill impairment charge	-	243	3,732	4,859
Restructuring and acquisition-related charges	-	1	1,053	127
Dividends on convertible preferred stock	73	79	315	310
Non-GAAP adjusted net income/(loss)	$1,006	$(553)	$(3,896)	$(1,499)

Reconciliation of GAAP net earnings/(loss) per diluted share to non-GAAP adjusted net earnings/(loss) per diluted share:
GAAP net income/(loss)	$0.21	$(12.10)	$(8.16)	$(89.05)
Amortization of intangible assets	0.08	0.35	0.45	2.86
Stock-based compensation	0.03	1.41	0.21	5.82
Goodwill impairment charge	-	2.86	3.11	57.47
Restructuring and acquisition-related charges	-	0.01	0.88	1.50
Dividends on convertible preferred stock	0.03	0.93	0.26	3.67
Non-GAAP adjusted net earnings/(loss) per diluted share	$0.35	$(6.52)	$(3.25)	$(17.73)

Reconciliation of GAAP net income/(loss) to Adjusted EBITDA:
GAAP net income/(loss)	$619	$(1,026)	$(9,789)	$(7,529)
Provision for income tax	(3)	(14)	4	(3)
Interest and other expense, net	(1)	66	304	276
Change in fair value of warrants/warrant expense	(2,212)	5	(2,133)	(161)
Amortization of debt discount	-	48	231	129
Amortization of intangible assets	240	30	544	242
Depreciation	16	20	66	105
Goodwill impairment charge	-	243	3,732	4,859
Loss on disposal of fixed assets	-	-	-	60
Restructuring and acquisition-related charges	-	1	1,053	127
Other amortization	9	14	39	66
Stock-based compensation	74	120	249	492
Dividends on convertible preferred stock	73	79	315	310
Adjusted EBITDA	$(1,185)	$(414)	$(5,385)	$(1,027)

Reconciliation of GAAP net earnings/(loss) per diluted share to Adjusted EBITDA per diluted share:
GAAP net income/(loss)	$0.21	$(12.10)	$(8.16)	$(89.05)
Provision for income tax	(0.00)	(0.17)	0.00	(0.04)
Interest and other expense, net	(0.00)	0.78	0.25	3.26
Change in fair value of warrants/warrant expense	(0.76)	0.06	(1.78)	(1.90)
Amortization of debt discount	-	0.57	0.19	1.53
Amortization of intangible assets	0.08	0.35	0.45	2.86
Depreciation	0.01	0.24	0.06	1.24
Goodwill impairment charge	-	2.86	3.11	57.47
Loss on disposal of fixed assets	-	-	-	0.71
Restructuring and acquisition-related charges	-	0.01	0.88	1.50
Other amortization	0.00	0.17	0.03	0.78
Stock-based compensation	0.03	1.41	0.21	5.82
Dividends on convertible preferred stock	0.03	0.93	0.26	3.67
Adjusted EBITDA per diluted share	$(0.41)	$(4.88)	$(4.49)	$(12.15)